Exhibit 99.1

FOR IMMEDIATE RELEASE

STORE Capital Announces Early Repayment and Termination of $2.0 Billion Secured Privatization Bridge Loan and Significant Expansion of Unsecured Credit Agreement

Scottsdale, AZ – December 20, 2023 – STORE Capital LLC (“STORE”, “STORE Capital” or the “Company”), an internally managed net-lease real estate investment trust (REIT) that invests in Single Tenant Operational Real Estate, today announced that it has repaid in full the secured bridge loan it had incurred in connection with the February 2023 acquisition of STORE by GIC, a global institutional investor, in partnership with funds managed by Blue Owl Capital. The secured bridge loan had an original principal amount of $2.0 billion maturing in February 2025, and had an outstanding principal balance of $960 million as of September 30, 2023. The early payoff of the secured bridge loan significantly reduces the Company’s secured debt level, extends its maturity profile, and lowers its overall cost of capital.

In connection with the payoff of the secured bridge loan, STORE amended its unsecured credit agreement to increase its aggregate borrowing capacity to $3.2 billion from $2.5 billion and to add new term loans in the aggregate principal amount of $467.5 million, bringing its aggregate term loan borrowings to $1.3 billion. The proceeds from the new term loans, together with cash on hand, were used to pay off the secured bridge loan.

“We are very pleased with STORE’s recent capital markets activity,” said Mary Fedewa, President and Chief Executive Officer of STORE Capital. “Paying off the $2.0 billion secured bridge loan more than a year before its maturity, demonstrates our continued access to capital and delivers on our commitment to return to the unsecured debt levels at which we operated prior to going private. We are extremely grateful for the continued support from our long-term and new banking relationships.”

About STORE Capital

STORE Capital is an internally managed net-lease REIT that is a leader in the acquisition, investment and management of Single Tenant Operational Real Estate, which is its target market and the inspiration for its name. STORE Capital is one of the largest and fastest growing net-lease REITs and owns a large, well-diversified portfolio that consists of investments in more than 3,100 property locations across the United States, substantially all of which are profit centers. Additional information about STORE Capital can be found on its website at www.storecapital.com.

Cautionary Statement Regarding Forward Looking Statements

Some of the statements contained in this release constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this release reflect the Company’s current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances, many of which are beyond the control of the Company, that may cause actual results and future events to differ significantly from those expressed in any forward-looking statement. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance or events. Any forward-looking statement speaks only as of the date on which it was made. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 22, 2023, as updated by the Company’s subsequent periodic reports filed with the SEC.